This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2003 of TD Waterhouse Family of Funds, Inc. (the “Registrant”).

I, George O. Martinez, certify that, to the best of my knowledge,:

1.

the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934  (15 U.S.C. 78m(a) or 78o(d); and

2.

the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

July 7, 2003

Date

/s/ George O. Martinez

George O. Martinez
President

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2003 of TD Waterhouse Family of Funds, Inc. (the “Registrant”).

I, Christopher Salfi, certify that, to the best of my knowledge,:

1.

the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d); and

2.

the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

July 7, 2003

Date

/s/ Christopher Salfi

Christopher Salfi
Treasurer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.